Exhibit 99.1

LiveXLive Media Surpasses 700,000 Paid Subscribers And Updates Full Year Guidance For Fiscal Year 2019

- Closing FY 2019 with Record estimated GAAP Revenue of $33.0-34.0 million, up +350% year over year, from $7.2 million in FY 2018

- Monthly Active Users (MAUs) surpass 1.4 million in May 2019 versus 1.1 million MAUs as of May 31, 2018

- Achieved over 51 million livestreams across 24 festivals and live events in fiscal 2019; exceeded 14 million livestreams during the first two months of fiscal 2020

- Expanded line up to over 50 live festivals and music events in fiscal 2020

- Strengthened Balance Sheet with multi-year extension of $4.8 million in unsecured notes to May 31, 2021

- Certain Insiders extended share lockup agreements by additional 6 months

WEST HOLLYWOOD, Calif., May 28, 2019 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, today announced select operational metrics and updated financial guidance for its full fiscal year ended March 31, 2019.

Estimated preliminary financial results and metrics:*

●	Estimated to close fiscal year 2019 with GAAP Revenue of approximately $33.0 million to $34.0 million, up 365% from $7.2 million GAAP Revenue in fiscal year 2018 (at the fiscal 2019 midpoint)

●	Estimated to close fiscal year 2019 with GAAP Operating Loss from Continuing Operations of approximately ($34.0) million to ($36.0) million, up 135% from ($14.9) million GAAP Operating Loss from Continuing Operations in fiscal year 2018 (at the fiscal 2019 midpoint)

●	Estimated to close fiscal year 2019 with Adjusted Operating Loss* of approximately ($12.4) million to ($13.4) million, up 111% from ($6.1) million Adjusted Operating Loss* in fiscal year 2018 (at the 2019 fiscal midpoint)

●	Surpassed 700,000 paid subscribers as of today, up +50% from March 31, 2018

●	MAUs* grew to over 1.4 million as of May 29, 2019, up ovr25% from 1.1 million at May31, 2018

●	Livestreamed 24 music festivals and events in fiscal year 2019, driving over 50 million Livestream Views* versus 5 events livestreamed in fiscal 2018

●	Expanded lineup to over 50 live music festivals and events in fiscal 2020, and generated over 14 million livestreams during the first two months of fiscal 2020

●	Fiscal year 2019 livestreams generated over 360 hours of programming and 440 artists streamed; while developing a slate of original programming including 300+ pieces of short-form content published consisting of artist interviews, lifestyle segments and show pilots

●	Extended maturity of approximately $4.8 million of principal and accrued unsecured notes with Trinad Capital Master Fund Ltd to May 31, 2021, effective March 31, 2019

●	Certain Insiders extended share lockup agreements through December 2019

●	Expect to close fiscal year 2019 with cash and cash equivalents at similar levels as December 31, 2018

* See the definition of Adjusted Operating Loss, Monthly Active Users and Livestream Views under “About Non-GAAP Financial Measures” within this release.

“We ended fiscal 2019 with solid financial and operational results, including surpassing 700,000 paid subscribers as of today. During the past fiscal year, we created formidable long-term partnerships with the leading music properties and brands in the world. We also achieved our goal of creating the first live social music network, giving our global audience ‘the best seat in the house’ for major music events and content. As we enter fiscal 2020 and our music festival season gears up, we are providing updates to certain financial and operating metrics for fiscal 2019 since we will not report our full fiscal year 2019 financial results until the second week of June 2019,” said Robert Ellin, CEO and Chairman of LiveXLive.

“I am proud of our team’s success in 2019. We livestreamed 24 festivals and events and have now signed agreements to stream many more in fiscal 2020. As our audience continues to grow, we are beginning to unlock significant monetization opportunities including a licensing deal with Tencent and a sponsorship with Corona. Recently, we partnered with iHeartMedia and SGE to expand our lineup to more than 50 of the best live music events around the globe, and launched our next generation subscription app, positioning LiveXLive for significant growth heading into fiscal 2020,” added Mr. Ellin.

The anticipated financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for the fiscal year ended March 31, 2019.  As of the date of this press release, LiveXLive has not completed its financial statement reporting process for the fiscal year ended March 31, 2019, and LiveXLive’s independent registered accounting firm has not audited the preliminary financial data discussed in this press release. During the course of LiveXLive’s quarter- and fiscal year-end closing procedures and review process, LiveXLive may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results.

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music video streaming platforms; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States of America generally accepted accounting principles (“GAAP”), we present Adjusted Operating Loss (“AOL”), Monthly Active Users and Livestream Views, which are non-GAAP financial measures, as a measure of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use AOL to evaluate the performance of our operating segment. We believe that information about this non-GAAP financial measure assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) any charges in the period pursuant to formal plans to shut down and abandon LiveXLive Tickets, Inc. depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

We define subscription traffic and engagement metrics (including Monthly Active Users or “MAUs” and Livestream Views) to include unique users who (1) access our audio music subscription platform and (2) who watch our livestream events across a variety of mobile, OTT and desktop applications and channels.

We define an MAU as a registered user of one of our platforms who has logged in and visited our music subscription platform, as a unique user, on the day of measurement. We define a Livestream View as a unique user who has viewed our livestream music event(s) across our music platform, or a third party platform, on the day of measurement. We use these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We present user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding our financial condition and results of operations. There is no directly comparable U.S. generally accepted accounting principles (GAAP) measure to MAUs provided in our financial statements and therefore no reconciliation is provided.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Losses, capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,”“intend,”“expect,” “anticipate,” “believe,” “seek,”“continue,”“target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offerings, including Slacker and LiveXLive apps to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 29, 2018, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 12, 2019 and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Reconciliation of Non-GAAP Measure to GAAP Measure
(In thousands)
(Unaudited)

The following table sets forth a reconciliation of our expected full-year March 31, 2019 Adjusted Operating Loss* to expected full-year 2019 operating loss from Continuing Operations:

(Preliminary Estimates, Unaudited)
(Range of estimates in millions)	Twelve Months Ended
March 31, 2019

Operating Loss From Continuing Operations	($34.0) – ($36.4)
Depreciation and Amortization	$7.5 - $8.0
Stock-based Compensation	$13.0 - $13.5
Other Non-Operating Costs (1)	$1.1 - $1.5
Adjusted Operating Loss*	($12.4) – ($13.4)

(1)	Other Non-Recurring Costs principally include (a) legal, accounting and other professional fees directly attributable to acquisition activity, (b) third party professional fees directly attributable to acquisition or corporate realignment activities, (c) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (d) any charges in the period pursuant to formal plans to shut down and abandon LiveXLive Tickets, Inc.

*	See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

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